EXHIBIT C
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    September 30, 1997     September 30, 1997
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  3,601                $ 24,947
  Other Taxes                              1,471                   2,469
                                        --------                --------

Total Operating Expenses                   5,072                  27,416
                                        --------                --------

Other Income:
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                              (1,000)                  6,682
    Enerchange                                 -                 (34,292)
                                        --------                --------
                                          (1,000)                (27,610)
                                        --------                --------

Other Deductions:
  Interest-Assoc. Companies                4,299                  17,494
                                        --------                --------

Pretax Loss                              (10,371)                (72,520)
                                        --------                --------

Income Taxes - Current                   (31,416)                (51,352)
             - Deferred                   27,250                  25,971
                                        --------                --------
                                          (4,166)                (25,381)
                                        --------                --------

Net Loss                                $ (6,205)               $(47,139)
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